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EX-5.1 FORM OF OPINION OF ELLENOFF GROSSMAN SCHOLE & CYRULI, LLP

             [Letterhead of Ellenoff Grossman Schole & Cyruli, LLP]

Eurotech, Ltd.
10306 Eaton Place, Suite 220
Fairfax, VA 22030

Ladies and Gentlemen:

We have acted as counsel to Eutotech, Ltd., a District of Columbia corporation (the "Company"), in connection with the preparation of a Registration Statement on Form S-2, file No. 333-100835 (the "Registration Statement") pursuant to the Securities Act of 1933, as amended (the "Act") relating to the proposed sale by certain shareholders of up to 23,568,756 shares (the "Shares") of the Company's common stock, $.00025 par value per share (the "Common Stock"), currently owned by or issuable to such shareholders upon exercise of certain rights to purchase shares of Common Stock.

As such counsel, we have examined copies of the Articles of Incorporation and By-Laws of the Company, each as amended to the date hereof, the Registration Statement, and originals or copies of such other corporate minutes, records, agreements and other instruments of the Company, selling shareholder questionnaires, certificates of public officials and other documents and, interviewed representatives of the Company and have made such examinations of law, as we have deemed necessary to form the basis for the opinion hereinafter expressed. In our examination of such materials, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity to original documents of all copies submitted to us. As to various questions of fact material to such opinion, we have relied, to the extent we deemed appropriate, upon representations, statements and certificates of officers and representatives of the Company and others.

Based upon and subject to the foregoing, we are of the opinion that the Shares, when issued and sold under the circumstances contemplated in the Registration Statement, will be legally issued, fully paid and non-assessable.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference of our firm under the heading "Legal Matters" without admitting that we are "experts" within the meaning of the Act or the Rules and Regulations of the Securities and Exchange Commission thereunder with respect to any part of the Registration Statement, including the Exhibits.

Very truly yours,



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Ellenoff Grossman Schole & Cyruli, LLP